CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated May 16, 2007 accompanying the financial statements of Van Kampen Unit Trusts, Series 427 as of January 31, 2007, and for the period then ended, contained in this Post-Effective Amendment No. 3 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".


                                                  GRANT THORNTON LLP


New York, New York
May 23, 2007